EXHIBIT 10.19

AMENDMENT NO. 1 OF LNG SALE AND PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 OF LNG SALE AND PURCHASE AGREEMENT (“Amendment”) is made and entered into as of February 18, 2013, by and between Sabine Pass Liquefaction, LLC, a Delaware limited liability company whose principal place of business is located at 700 Milam St., Suite 800, Houston, TX 77002 (“Seller”), and Korea Gas Corporation, a corporation organized under the laws of the Republic of Korea, whose principal place of business is located at 171 Dolma-ro (Jeongja-Dong), Bundang-Gu, Seongnam, Gyeonggi-Do, 463-754, Republic of Korea (“Buyer”). Buyer and Seller are each referred to herein as a “Party” and collectively as the “Parties”.
Recitals

(A)	Seller and Buyer are parties to that certain LNG Sale and Purchase Agreement dated as of January 30, 2012 (“Agreement”); and

(B)
Seller and Buyer desire to amend the Agreement to clarify the rights and obligations of the Parties under the Agreement regarding certain conditions precedent, start-up timing, and other terms, all as set forth herein.

It is agreed:

1.	Definitions
Capitalized terms used in or incorporated into this Amendment and not otherwise defined herein have the meanings given to them in the Agreement.

2.	Amendments

2.1.	Section 1.1 of the Agreement is amended by deleting in its entirety the definition of “Designated Train”, and the following definition is inserted in lieu thereof:

Designated Train:
the first (1st) LNG production train to be constructed at the Sabine Liquefaction Facility pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 2 Liquefaction Facility dated December 20, 2012, between Seller and Bechtel Oil, Gas and Chemicals, Inc., including those facilities included in the Sabine Pass Facility that are necessary to enable Seller to fulfill its obligations to Buyer from such LNG production train;

2.2.	Section 2.2.1(c) of the Agreement is amended by deleting the last “and” therein.

- -1 -

2.3.	Section 2.2.1(d) of the Agreement is deleted in its entirety, and the following Section 2.2.1(d) is inserted in lieu thereof:

(d)	the Approvals required for Seller to export LNG from the Designated Train are in full force and effect; and

2.4.	A new Section 2.2.1(e) is added to the Agreement as follows:

(e)
Seller has issued to the Person primarily responsible for construction of the Designated Train and any other facilities at the Sabine Pass Facility needed to enable Seller to fulfill its obligations under this Agreement, an unconditional full notice to proceed with the construction of the Designated Train and any other facilities at the Sabine Pass Facility needed to enable Seller to fulfill its obligations under this Agreement.

2.5.	Section 2.2.3 of the Agreement is amended by deleting the words “June 30th, 2013” and replacing them with the words “December 31st, 2013”.

2.6.	Section 4.2 of the Agreement is amended by deleting the words “Subject to Section 4.3” in the first paragraph of Section 4.2 and replacing them with the words “Subject to Section 4.4”.

2.7.	Section 4.2.1 of the Agreement is amended by deleting the words “fifty-nine (59) Months” and replacing them with the words “forty-eight (48) Months”.

2.8.	Section 4.2.6 of the Agreement is amended by deleting the words “Subject to Section 4.3” and replacing them with the words “Subject to Section 4.4”.

2.9.	Section 4.3 of the Agreement is deleted in its entirety, and the words “Intentionally omitted.” are inserted in lieu thereof.

2.10.	All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

3.	Miscellaneous

3.1.
Dispute Resolution; Immunity. The provisions of Section 21.1 (Dispute Resolution) and Section 21.4 (Immunity) of the Agreement shall apply in this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

3.2.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws that would specify the use of other laws.

- -2 -

3.3.
Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties and includes all promises and representations, express or implied, and supersedes all other prior agreements and representations, written or oral, between the Parties relating to the subject matter thereof.

3.4.
Amendments and Waiver. This Amendment may not be supplemented, amended, modified or changed except by an instrument in writing signed by Seller and Buyer and expressed to be a supplement, amendment, modification or change to the Agreement. A Party shall not be deemed to have waived any right or remedy under this Amendment by reason of such Party's failure to enforce such right or remedy.

3.5.
Counterparts. This Amendment may be executed in two counterparts and each such counterpart shall be deemed an original Amendment for all purposes, provided that neither Party shall be bound to this Amendment unless and until both Parties have executed a counterpart.

- -3 -

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

SELLER:	BUYER:
SABINE PASS LIQUEFACTION, LLC	KOREA GAS CORPORATION
/s/ H. D. Thames	/s/ Kwon, Young Sik
Name: H. Davis Thames	Name: Kwon, Young Sik
Title: Executive Vice President	Title: EVP, Resources Business Division

- -4 -